                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K
                                 AMENDMENT NO. 1


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report: DECEMBER 31, 1998
                                        -----------------

                        (Date of Earliest Event Reported)


                          CAPSTEAD MORTGAGE CORPORATION
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


       MARYLAND                      1-8896                    75-2027937
(State of Incorporation)       (Commission File No.)        (I.R.S. Employer
                                                           Identification No.)


                 2711 NORTH HASKELL AVENUE
                         SUITE 900
                       DALLAS, TEXAS                              75204
            --------------------------------------------------------------
            (Address of Principal Executive Offices)            (Zip Code)


       Registrant's Telephone Number, Including Area Code: (214) 874-2323
                                                           --------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

                       UNAUDITED PRO FORMA FINANCIAL DATA

         The following unaudited pro forma condensed statement of operations is presented as if Capstead Mortgage Corporation's (the "Company") subsidiary Capstead Inc. had sold its mortgage banking operations (the "Sale") on January 1, 1998. The unaudited pro forma condensed operating statement is based on certain assumptions and adjustments described in the notes to the unaudited pro forma financial data included in this filing and should be read in conjunction therewith.

         The unaudited pro forma condensed operating statement does not give effect to (i) the redeployment of proceeds from the Sale into mortgage securities or other suitable investments, (ii) the effect of repurchasing shares of common and preferred stock, if any, under the limited share repurchase program announced February 4, 1999, or (iii) certain cost savings the Company believes it will realize given its reduced employee base and overhead after the Sale.

         THE UNAUDITED PRO FORMA FINANCIAL DATA DOES NOT PURPORT TO PRESENT THE RESULTS OF OPERATIONS OF THE COMPANY HAD THE TRANSACTIONS AND EVENTS ASSUMED THEREIN OCCURRED ON THE DATE SPECIFIED, NOR ARE THEY NECESSARILY INDICATIVE OF THE RESULTS OF OPERATIONS THAT MAY BE ACHIEVED BY THE COMPANY IN THE FUTURE.


              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                 CAPSTEAD MORTGAGE CORPORATION AND SUBSIDIARIES
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                     YEAR ENDED         SALE
                                                  DECEMBER 31, 1998  ADJUSTMENTS        PRO FORMA
                                                  -----------------  -----------        ---------

     Interest income                                   $ 667,198      $      --         $ 667,198
     Interest and related expense                       (659,575)        26,500(a)       (633,075)
                                                       ---------      ---------         ---------
        Net margin on mortgage assets and
          other investments                                7,623         26,500            34,123

     Net margin on mortgage banking operations            11,821        (11,821)(b)            --

     Other operating revenue (expense):
        Gain (loss) on sale of mortgage assets and
          related derivative financial instruments      (245,261)            --          (245,261)
        Impairment on CMO investments                     (4,051)            --            (4,051)
        CMO administration and other                       4,598             --             4,598
        Other operating expense                           (9,494)         1,900(c)         (7,594)
                                                       ---------      ---------         ---------

     Pro forma net loss                                $(234,764)     $  16,579         $(218,185)
                                                       =========      =========         =========
     Pro forma net loss per common share:
        Basic                                          $   (4.22)                       $   (3.95)
        Diluted                                            (4.22)                           (3.95)

              NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

         (a) Represents interest expense savings assuming the proceeds of the sale of mortgage servicing rights and the mortgage banking operations are employed to reduce short-term indebtedness on the Company's mortgage asset portfolios at the Company's average effective borrowing rate for 1998 of 5.55%.

         (b) Eliminates results of mortgage banking operations including the $2.9 million gain on the Sale to reflect the Sale as having occurred as of the beginning of the period presented.

         (c) Represents other operating expenses indirectly associated with the mortgage banking operations.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                          CAPSTEAD MORTGAGE CORPORATION



March 12, 1999            By: /s/ Phillip A. Reinsch
                             ---------------------------------------------------
                             Phillp A. Reinsch - Senior Vice President - Control